UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: December 15, 2012

W&E Source Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-52276	98-0471083
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

Delaware Intercorp, Inc., 113 Barksdale Professional Center
Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (450) 443-1153

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 15, 2012, Airchin Travel (Beijing) Inc., a wholly owned subsidiary of W&E Source Corp. (the “Company”), entered into the Share Purchase Agreement (the “Agreement”) with Mr. Wu Hao (the “Seller”), a majoirty shareholder of Chengdu Baopiao Internet Co., Ltd. (“Baopiao”), to acquire part of his ownership in Baopiao which equals 51% of all issued and outstanding stock of Baopiao (the “Shares”).

Under the terms of the Agreement, the Company will acquire 51% of total registered equity of Baopiao. The total registered capital of Baopiao is RMB5,000,000 (approximately US$802,000) and the Shares purchased by the Company has a registered capital value of RMB2,550,000 (approximately US$410,000).

The Company will pay for the aggregate purchase price of RMB 2,550,000 for the Shares in cash and by assuming the Seller’s debt to Baopiao in the amount of RMB1,800,000 (approximately US$289,000) (the “Debt”). According to the terms of the Agreement, the Company will assume the Debt upon execution of the Agreement and pay the Seller the remaining RMB750,000 of the purchase price within 20 days from the execution of the Agreement. Also at execution, the Company will paid Baopiao RMB200,000 as repayment of the Debt and satisfy the remaining Debt of RMB1,600,000 within 20 day from the execution of the Agreement.

Also pursuant to the Agreement, the Seller will provided guaranties that other than the information including financial statements provided to the Company, Baopiao does not have any other debts, and no third party has any rights or liens on the assets of Baopiao. The Seller and Baopiao will also indemnify the Company against any damages, liabilities, losses and expenses which the Company may sustain or suffer due to any breach of the guaranties made by the Seller or Baopiao.

Baopiao has obtained the necessary shareholder approval for the transfer of the Shares and will register the transfer of the Shares with the applicable State Administration for Industry and Commerce within three days from the date of the Agreement.

In connection with the Agreement, the Company also entered into an agreement with the Seller and Baopiao that as an incentive for the management team of Baopiao, the Company will reserve up to 26 million shares of its common stock for issuance to the Baopiao employees upon achievement of certain milestones over the next three years.

Financial information about Baopiao and pro forma financial information will be filed by amendment to this Form 8-K.

Item 3.02 Unregistered Sale of Equity Securities

     As described in more detail in Item 1.01 of this Report on Form 8-K, on December 15, 2012, the Company entered into an agreement with the Seller and Baopiao to reserve for issuance 26 million shares of its common stock as incentive shares for the employees of Baopiao. The issuance for the shares of Common Stock described in the preceding sentence will be exempt from registration under the Securities Act of 1933 (the “Act”) by reason of the exemption provided by Section 4(2) of the Act for a transaction not involving a public offering.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

W&E Source Corp.

By:	/s/ Hong Ba
Hong Ba, Chief Executive Officer

Date: December 20, 2012